                    COGNITRONICS CORPORATION
                        3 Corporate Drive
                 Danbury, Connecticut 06810-4130



            Notice of Annual Meeting of Stockholders
                           May 9, 1996



To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of
Cognitronics Corporation will be held at the offices of the Company, at 3 Corporate Drive, Danbury, Connecticut on May 9,
1996, at 10:00 a.m., for the following purposes:

     1.   To elect seven directors to the Board of Directors.

     2.   To approve a proposal to amend the Company's 1990 Stock
          Option Plan to increase the number of shares reserved for issuance thereunder by 150,000.

     3. To approve the selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 1996.

     4. To conduct such other business as may properly come before the meeting, including any adjournment thereof.

Only holders of Common Stock of the Company of record at the close of business on April 2, 1996 will be entitled to vote at the meeting or any adjournment thereof.

     A proxy statement and proxy are enclosed.

                                                  Harold F. Mayer
                                                        Secretary

April 10, 1996


                     YOUR VOTE IS IMPORTANT

You are urged to sign, date and promptly return your proxy in the enclosed envelope.

                      COGNITRONICS CORPORATION


                         APRIL 10, 1996




                 ANNUAL MEETING OF STOCKHOLDERS
                           MAY 9, 1996



                         PROXY STATEMENT

     This proxy statement is furnished to the stockholders of Cognitronics Corporation (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Stockholders to be held at the offices of the Company at 3 Corporate Drive, Danbury, Connecticut on May 9, 1996, at 10:00 a.m. and any adjournment thereof (the "Annual Meeting"). The address of the Company's principal office is 3 Corporate Drive, Danbury, Connecticut 06810-4130.

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Execution of the proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person, and stockholders giving proxies may revoke them at any time before they are exercised by a written revocation or by a duly exercised proxy bearing a later date delivered to the Secretary of the Company. Proxies in the form enclosed, unless previously revoked, will be voted at the Annual Meeting as set forth in the proxies or, if no choice is indicated, in favor of each of the proposals outlined below. Should any matter other than those indicated herein properly come before the Annual Meeting for a vote (including any adjournment), the persons designated as proxies will vote thereon in accordance with their best judgment. If any proposal has not received sufficient votes for approval at the Annual Meeting, management will consider one or more adjournments to permit additional voting on the proposal.

     The owners of Common Stock have all voting rights with respect to matters to come before the Annual Meeting. Each share of Common Stock is entitled to one vote. At the close of business on April 2, 1996, there were outstanding and entitled to vote 3,450,647 shares of Common Stock. Only holders of Common Stock of record at the close of business on April 2, 1996 will be entitled to vote at the Annual Meeting.

SECURITY OWNERSHIP

     The following table sets forth information as to ownership of the Common Stock of the Company as of March 1, 1996 with respect to (i) current directors and nominees for directors of the Company; (ii) those executive officers listed on the Summary Compensation Table; (iii) all current directors and officers as a group; and (iv) beneficial owners of more than 5%.

                                            SHARES          PERCENT OF
NAME AND ADDRESS                         BENEFICIALLY         SHARES
OF BENEFICIAL OWNER                         OWNED           OUTSTANDING
- -------------------                      ------------       -----------

Edward S. Davis                             5,626(c)              (a)
Brian J. Kelley                           188,119(b)            5.5%
Jack Meehan                                 1,831(c)              (a)
William A. Merritt                          2,871(c)              (a)
Timothy P. Murphy                           5,701(c)              (a)
David H. Shepard                           42,314(d)            1.2%
Roy A. Strutt                              96,865(b)            2.8%
Kenneth G. Brix                            39,333(b)            1.1%
Michael N. Keefe                           41,694(b)(e)         1.2%
Garrett Sullivan                           45,952(b)            1.3%
All current directors and officers
as a group, including those listed
above, consisting of 12 persons           535,954(b)(c)(f)     15.6%

(a)The  percentage of shares beneficially owned does  not  exceed one percent.
(b)Of the shares of Common Stock shown above as beneficially owned, the number of shares with respect to which the following persons had a right to acquire beneficial ownership within 60 days were: Brian J. Kelly - 103,419, Roy A. Strutt
   - 21,333, Kenneth G. Brix - 13,333, Michael N. Keefe - 14,666, Garrett Sullivan - 17,957 and all current directors and officers as a group - 191,400. Other than shares as to which he had a right to acquire beneficial ownership, or as noted below, each person held sole voting and sole investment power with respect to the shares shown above.
(c)Does not include deferred compensation in the form of deferred shares of Common Stock held on the books and records of the Company in the following amounts: Edward S. Davis - 5,724 shares, Jack Meehan - 5,724 shares, William A. Merritt
   - 1,963 shares, Timothy P. Murphy - 5,724 shares and all current officers and directors as a group - 19,135 shares.
(d)With respect to 41,565 of the shares, voting and investment power is shared with Mr. Shepard's spouse.
(e)With respect to 682 of the shares, voting and investment power is shared with Mr. Keefe's spouse.
(f)With respect to 52,721 of the shares, voting and investment power is shared with the spouses of the beneficial owners.

1.   ELECTION OF DIRECTORS

     At the Annual Meeting, seven directors are to be elected, to serve for the ensuing year and until their respective successors are elected and qualified. Proxies in the accompanying form will be voted for the election of the nominees listed below unless instructions are given on the proxy to withhold authority to vote for one or more of the nominees. In the event that one or more of such persons becomes unavailable for election as a director, which is not anticipated, the shares represented by the accompanying proxy will be voted for one or more substitutes approved by management, or the size of the Board of Directors will be reduced.

INFORMATION CONCERNING NOMINEES

     The following table sets forth with respect to each nominee: (1) his name and age, all positions and offices with the Company currently held by him, and his principal occupation over the last five years (including other directorships and business experience) and (2) the period during which he has served as a director of the Company.

       NAME, AGE, POSITIONS,PRINCIPAL OCCUPATION,              DIRECTOR
         DIRECTORSHIPS AND BUSINESS EXPERIENCE                 SINCE
       ------------------------------------------             --------

Edward S. Davis, 64, is a partner with the New York  law        1981
  firm of Hughes Hubbard & Reed. He is a director of Hillenbrand Industries, Inc.

Brian  J.  Kelley,  44,  has been  President  and  Chief        1994
  Executive  Officer  of the Company since  January  1994.
  Prior  to  that  he  was  Executive  Vice  President  of
  TIE/Communications, Inc. from 1991 to 1994, President of
  CTG,  Inc., a subsidiary of TIE/Canada, Inc., from  1990
  to  1991  and  President of TIE/National Accounts,  Inc.
  from 1986 to 1990.

Jack  Meehan, 46, has been President and Chief Executive         1991
  Officer of Aztec East Inc. since 1983.

William a. Merritt, 59, has been President of Integrated         1994
  Communications  Systems, Corp. since 1992  and  is  also
  Vice   President   and  General  Counsel   of   Seaboard
  Properties,   Inc.    He   was   President   of   Wiltel
  Communications Systems, Inc. from 1990 to 1992, prior to
  which    he    was    Executive   Vice   President    of
  TIE/Communications, Inc. for more than five  years.   He
  is a director of The Treasurers Fund, Inc.

Timothy  P.  Murphy,  68, was Vice  President,  Investor         1985
  Relations   and   Financial   Administration   of    GTE
  Corporation from 1987 to 1992, Vice President, Financial
  Administration from 1984 to 1986 and Vice President  and
  Controller from 1976 to 1984.

David H. Shepard, 72, was Chairman of the Board of the           1962
  Company from 1987 to 1992 and also from 1978 to 1984. He was Senior Vice President and Chief Scientific Officer of the Company from 1990 through 1991. He was Chief
  Executive Officer from 1984 to 1989. He was President from 1984 through 1986 and also from 1962 to 1978. He has been Chairman of Cognitronics Imaging Systems, Inc.
  since 1994 and was President from December 1991 to 1994.

Roy  A.  Strutt,  39, has been Vice President,  European         1995
  Operations of the Company since July 1994.  Since  1992,
  he  has been Managing Director of Dacon Electronics Plc,
  which was acquired by the Company in November 1992.   He
  was   Director   of  Sales  and  Operations   at   Dacon
  Electronics Plc from 1990 to 1992, prior to which he was Managing Director of Automatic Answering Ltd. for four years.

     The foregoing nominees are all members of the Board of Directors and each was elected at the 1995 Annual Meeting of Stockholders.

VOTING PROCEDURE

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. To be elected, a nominee must receive the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock entitled to vote and represented at the Annual Meeting. Shares represented at the meeting by proxy which are not voted because the stockholder has elected to abstain or has withheld authority will be counted in determining the presence of a quorum but will not be counted as for the election of the director or directors.
Shares represented at the meeting by proxy for which the proxy card has been left blank will be counted as for the election of each director.

EXECUTIVE COMPENSATION

     The following tables and notes set forth the compensation paid or accrued by the Company during the fiscal years ended December 31, 1995, 1994 and 1993 to its five most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 for services rendered to the Company in 1995.

                   SUMMARY COMPENSATION TABLE

                                                       Long-term
                                       Annual         Compensation
                                    Compensation          Awards
                                   ---------------  -----------------
            (a)               (b)    (c)      (d)     (e)        (f)       (g)
                                                    Restrict- Options  All Other
                                    Salary   Bonus  ed Stock   /SARs     Comp.
Name and Principal Position  Year     $      $(1)     $(2)        #       $(3)
- ---------------------------  ----  -------  ------  --------  -------  --------
Brian J. Kelley              1995  200,000  85,000  127,5000              2,838
President and Chief          1994  188,462  48,750            243,419     1,804
 Executive Officer           1993

Roy A. Strutt                1995  122,548  100,000   54,188             10,579
Vice President, European     1994  110,349   19,851            32,000    10,238
Operations and Managing      1993
Director, Dacon Electronics,
Plc

Kenneth G. Brix              1995  121,811   20,000   54,188                833
Vice President, Sales        1994   89,267   14,625            21,538     1,071
                             1993

Michael N. Keefe             1995   86,100   30,000   54,188                833
Vice President, Engineering  1994   74,100   14,625            21,333     1,441
                             1993   74,469                      9,000     1,489

Garrett Sullivan             1995   90,250   25,000   54,188              1,895
Treasurer and Chief          1994   90,250   14,625            26,124     1,765
Financial Officer            1993   94,538                      4,000     3,414

(1)In 1994, these amounts represent the fair market value of a one-time stock bonus, except that the amount reported for Mr. Strutt also includes a cash bonus of $5,226. The 1995 bonus for Mr. Strutt is based on an incentive compensation plan of Dacon Electronics Plc.
(2)On   June   30,  1995,  the  Compensation  Committee   awarded
   restricted shares of Common Stock under the terms of the Restricted Stock Plan, as follows: Mr. Kelley - 40,000 shares and Messrs. Strutt, Brix, Keefe and Sullivan - 17,000 shares each. The value of the shares on the award date is reflected in the table above. The shares vest 20% annually beginning June 30, 1997, subject to accelerated vesting if established performance-based targets are achieved in the years ending December 31, 1995, 1996, 1997 and 1998, provided the officer remains employed by the Company until the vesting date (except that if the officer is terminated prior to the vesting date by reason of a change in control, all restricted shares become vested immediately). Dividends, if any, will be paid on the restricted shares. Upon the achievement of certain established targets for the year ended December 31, 1995, shares vested on that date, as follows: Mr. Kelley - 12,000 shares and Messrs. Strutt, Brix, Keefe and Sullivan - 5,100 shares each. The number of shares and value of the aggregate restricted stock holdings at December 31, 1995 are:
   Mr. Kelley - 28,000 shares, $189,000 and Messrs. Strutt, Brix, Keefe and Sullivan - each 11,900 shares, $80,325.
(3)These amounts represent (a) the Company's matching contributions up to 1% of eligible compensation to the Company's 401(k) Retirement Plan and (b) term life insurance premiums paid by the Company for the benefit of the officers' beneficiaries, in the following amounts: Mr. Kelley - $1,350 in matching contributions and $1,488 in insurance premiums, Mr. Strutt - $10,579 in pension contributions, Mr. Brix - $833 in insurance premiums, Mr. Keefe - $195 in matching contributions and $638 in insurance premiums and Mr. Sullivan
   - $1,188 in matching contributions and $707 in insurance premiums. There are no cash values associated with the term life insurance.

                      OPTIONS GRANTS IN 1995

     None of the officers identified in the Summary Compensation Table were granted options in 1995.


   AGGREGATE OPTION EXERCISES IN 1995 AND 1995 YEAR-END OPTION VALUES
       (a)              (b)            (c)             (d)             (e)
- ------------------- ------------   ------------   -------------   -------------
                                                    Number of       Value of
                                                   Unexercised    In-the-Money
                                                    Options at      Options at
                                                   Year-end (#)    Year-end ($)
                       Shares         Value       -------------   -------------
Name                Acquired on    Realized on    Exercisable/    Exercisable/
                    Exercise (#)   Exercise ($)   Unexercisable   Unexercisable
- ------------------- ------------   ------------   -------------   -------------
Brian J. Kelley          0              0            53,419         215,016
                                                    100,000         399,875

Roy A. Strutt            0              0            10,666          42,664
                                                     21,334          85,336

Kenneth G. Brix      1,538          4,476             8,204          33,447
                                                     13,334          53,336

Michael N. Keefe         0              0             7,999          32,543
                                                     13,334          53,336

Garrett Sullivan     4,500         12,454             9,790          39,826
                                                     16,334          65,336

PENSION PLANS

     In 1977, the Company adopted a non-contributory, defined benefit pension plan covering substantially all employees in the United States. The Company's policy is to fund accrued pension costs, which include normal costs and amortization of the unfunded actuarial liability over twenty years.
     In 1994, the Company amended the pension plan to eliminate future benefit accruals after June 30, 1994. Accordingly, new employees are not eligible to participate in the plan and the accrued pension benefit of earlier participants will remain at the level earned based on service through June 30, 1994. At January 1, 1995, the accrued annual pension benefits payable upon the retirement of the officers identified in the Summary Compensation Table were: Brian J. Kelley - $0; Michael N. Keefe - $6,319;
Roy  A. Strutt - $0; Garrett Sullivan -  $4,623;  and Kenneth G. Brix - $0.

     In 1991, the Company adopted a Supplemental Pension Plan for Officers.
All officers of the Company may participate in the plan providing they have been employed on a full-time basis by the Company as an officer for at least ten years immediately preceding their retirement. All benefits payable under the plan are unfunded obligations of the Company and are to be made, as due, from the general funds of the Company. In 1994, the Company terminated the plan effective June 30, 1996; accordingly, officers who retire after that date will not be entitled to receive benefits under the plan. None of the officers identified in the Summary Compensation Table are eligible to receive benefits under the plan upon retirement.

COMPENSATION OF DIRECTORS

     Directors who were not employees of the Company were entitled to payment of (a) an annual fee of $3,000 and (b) $1,000 (maximum $5,000 per year) for each Board meeting attended, of which there were four during 1995, and for each meeting of a committee of the Board not held in conjunction with a Board meeting, of which there was one in 1995. Directors may voluntarily defer the receipt of such fees to a future year. Fees may be paid in cash or an equivalent value in shares of Common Stock of the Company. Directors are also entitled to reimbursement of reasonable travel expenses.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     The Compensation Committee is composed of Messrs. Davis, Meehan, Merritt and Murphy. Mr. Davis is a partner in the law firm of Hughes Hubbard & Reed, which serves as counsel to the Company.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") of the Board of Directors of the Company under the direction of the Board of Directors have prepared the following report for inclusion in this Proxy Statement. The information provided in the report is in response to requirements adopted by the Securities and Exchange Commission for reporting compensation matters to the Company's stockholders.

     The Committee annually reviews the performance contributions of the officers of the Company (including the Chief Executive Officer) and makes adjustments to all forms of compensation to those officers. In this capacity the Committee has oversight capacity, reviews the structure and cost effectiveness and sets performance objectives for the Company's various compensation programs. The Committee also administers all compensation plans of the Company payable to employees in securities of the Company. The Committee endorses the position that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value and has increasingly used these elements in the Company's compensation packages for its executive officers.

COMPENSATION PHILOSOPHY

     The Company's compensation programs are designed to serve the Company's goals of long-term growth and to help achieve the Company's business objectives. The Company seeks to integrate all pay programs with the Company's annual and long-term business objectives and strategy and focus executive behavior on the fulfillment of those objectives.

     To that end the Company follows certain principles in its compensation of executives:

     _     The Company pays competitively.

          The Company is committed to providing a pay program that helps attract, motivate and retain the best people in the industry. To ensure that pay remains competitive, the Company compares its pay practices with those of comparable companies.

     _     The Company pays for relative sustained performance.

          Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing organizational and management development progress and the degree to which teamwork and Company values are fostered.

   _      The Company seeks fairness in the administration of pay.

          The   Company   applies  its  compensation   philosophy
          Company-wide. The Company tries to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives inside the Company, at its subsidiaries and at comparable companies.

     To serve these objectives and maintain these principles the executive compensation program of the Company is comprised of several elements, including base salary, a cash or stock bonus, stock option, restricted stock and stock purchase plans as well as certain welfare and retirement benefits.

                              By:     COMPENSATION COMMITTEE

                                      Edward S. Davis
                                      Jack Meehan
                                      William A. Merritt
                                      Timothy P. Murphy





PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the S&P 500 Index and the Media General Communications Industry Group Index (the "MG Industry Group") for the five years ended December 31, 1995.(1)

        COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
          OF COMPANY, PEER GROUP AND BROAD MARKET

             Year     1990   1991   1992   1993   1994   1995
                      ----   ----   ----   ----   ----   ----
Cognitronics           100    130    372     92     46    145

MG Industry Group      100    124    143    185    166    211

S&P 500                100    130    140    155    157    216


(1)Assumes  that  the  value of the investment in  the  Company's
   Common Stock and each index was $100 on December 31, 1989 and that all dividends were reinvested.

OTHER INFORMATION CONCERNING THE BOARD OR ITS COMMITTEES

     The Company has an Audit Committee and Compensation Committee, of each of which Messrs. Davis, Meehan, Merritt and Murphy are members. The Audit Committee meets with the independent auditors and reviews and reports to the Board of Directors on the scope and results of audits. The Compensation Committee is charged with reviewing officers' compensation and administers the Company's 1967 Employee Stock Purchase Plan, 1990 Stock Option Plan and Restricted Stock Plan. During 1995, the Audit Committee met twice and the Compensation Committee met five times. The Company also has an Executive Committee, of which Messrs. Davis, Kelley and Murphy are members and a Nominating Committee, of which Messrs. Davis, Kelley, Meehan, Murphy and Shepard are members. The Executive Committee did not meet during 1995 and the Nominating Committee met once during 1995. The Nominating Committee is charged with considering all nominations (including nominations by stockholders) to the Board of Directors of the Company.

     During 1995, the Board met four times, and each Director of the Company attended 75% or more of the total number of meetings of the Board held during the year and of the Committees of the Board on which he served.

CERTAIN TRANSACTIONS

     Indemnity Agreements between the Company and individual officers and directors have been executed to allow those officers and directors to benefit from the 1986 amendments to New York's indemnification statute. In accordance with the provisions of these Indemnity Agreements, the Company has agreed, subject to limitations, to indemnify and pay the reasonable expenses of officers and directors adjudicated liable in any civil, criminal or other action or proceeding, including any derivative action, for the acts or decisions made by them in good faith while performing services for the Company. Such indemnification would be made by the Company only if authorized by a court, by the Board of Directors or by the stockholders, as specified in the Indemnity Agreements, and any expenses or other amounts paid by way of indemnification, otherwise than by court order or action of the stockholders, would be reported to stockholders as provided by law. No indemnification by the Company would be made to or on behalf of any officer or director if a judgment or other final adjudication adverse to such officer or director established that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Indemnity Agreements also obligate the Company to advance to officers and directors funds to pay the reasonable expenses incurred from time to time before any final determination of their rights to indemnification, subject to repayment to the extent required by the indemnification terms.

     The Company, following stockholder approval, amended its Certificate of Incorporation in 1988 to limit the personal liability of directors to the Company or its stockholders for certain breaches of duty as directors, as permitted by New York law.

     In October 1989, the Company purchased Directors' and Officers' Liability Insurance covering directors and officers for amounts up to $3 million, which was increased to $5 million in October 1990 and to $7.5 million in October 1992 and decreased to $3 million in December 1993.

     The Company entered into an Employment Contract in January 1990 with David
H. Shepard under which Mr. Shepard was to continue as an officer until September 1993 and provide consulting services thereafter until age 75. Mr. Shepard elected to retire on December 31, 1991. In 1995, $23,754 was paid to Mr. Shepard under the contract. Mr. Shepard is entitled to receive not less than $25,515 per year for the remainder of his lifetime under the contract.

     During 1995 and in the current year, the Company retained the law firm of Hughes Hubbard & Reed. Edward S. Davis, a director, is a partner of that firm.


     Except as described above, no director or officer had any material interest in any material transaction of the Company or any of its subsidiaries during the period from January 1, 1995 to March 1, 1996 or any such proposed transaction, nor had any of their associates.

     In accordance with Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, officers and any person holding more than ten percent of the Company's Common Stock are required to file reports of ownership and any changes in ownership with the Securities and Exchange Commission, the American Stock Exchange and the Company. The Company believes that all of these filing requirements were satisfied during 1995 by its directors, officers and ten percent holders, except that the following officers and directors made late filings of reports of beneficial ownership as follows: Edward S. Davis, Jack Meehan and Timothy P. Murphy - each 1 report, 4 transactions and Emmanuel A. Zizzo and David H. Shepard - each 1 report, 2 transactions. In making these statements, the Company has relied on the written representations of its directors and officers and copies of reports they have filed with the Securities and Exchange Commission.

MANAGEMENT RECOMMENDS A VOTE FOR THE ELECTION OF THE SEVEN
NOMINEES TO THE BOARD OF DIRECTORS.

2.   APPROVAL  OF  AMENDMENT TO THE COMPANY'S 1990  STOCK  OPTION
     PLAN

GENERAL

     In July 1990, the stockholders of the Company approved the adoption of the Company's 1990 Stock Option Plan (the "1990 Plan"). Under the 1990 Plan, as amended, an aggregate of 450,000 shares of Common Stock were reserved for issuance pursuant to stock options. The 1990 Plan is a successor plan to the Company's 1980 Stock Option Plan (the "1980 Plan"), which expired by its terms on April 24, 1990.

     At a meeting held in March 1996, subject to stockholder approval being sought at the Annual Meeting, the Board of Directors adopted an amendment to the 1990 Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1990 Plan by 150,000 to a total of 600,000 shares.

     As of March 20, 1996, outstanding and unexercised options to purchase 343,332 shares were held by 59 persons, with exercise prices ranging from $2.38 to $6.75 per share and a weighted average exercise price of $2.76 per share. Taking into account the increase of 150,000 shares reserved for the 1990 Plan approved by the Board of Directors and to be submitted for stockholder approval at the Annual Meeting, 183,498 shares are available for future option grants.

     During 1995, options to purchase an aggregate of 34,500 shares of Common Stock, at a weighted average exercise price of $2.91 per share, were granted under the 1990 Plan to all employees as a group (excluding all executive officers), and options to purchase an aggregate of 11,656 shares of Common

Stock, at a weighted average exercise price of $2.79 per share, were exercised under the 1990 Plan by this group.

     On March 20, 1996, the closing price on the American Stock Exchange of the Company's Common Stock was $5.00.

     The following table shows, as to (i) the persons identified in the Summary Compensation Table; (ii) each nominee for election as a director who is, or has been in the past, eligible to participate in the 1990 Plan; (iii) any person who has received 5% or more of grants; (iv) all current executive officers as a group; and (v) all employees as a group (excluding all executive officers), the number of shares for which options are outstanding under the 1990 Plan as of March 20, 1996:

                                                          NUMBER OF SHARES
     NAME OF INDIVIDUAL OR GROUP                         FOR WHICH OPTIONS
     ---------------------------                          ARE OUTSTANDING
                                                         -----------------
     Brian J. Kelley                                          150,000
     Roy A. Strutt                                             32,000
     Kenneth G. Brix                                           20,000
     Michael N. Keefe                                          20,000
     Garrett Sullivan                                          24,500
     David H. Shepard                                               0
     All executive officers as a group (7 persons)            271,500
     All employees as a group (excluding all
     executive officers)(52 persons)                           71,832


SUMMARY OF THE PROVISIONS OF THE OPTION PLAN

     The following summary of the 1990 Plan, including the proposed amendment, is qualified in its entirety by the specific language of the 1990 Plan, a copy of which is attached to the Proxy Statement for stockholder review as Exhibit A.

     The 1990 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company. The Committee has authority, subject to the terms of the 1990 Plan, to determine the persons to whom options may be granted, the number of shares to be covered by each option and the time or times at which options will be granted, and to interpret the 1990 Plan and make all determinations necessary or advisable for its administration. The Committee may consult with legal counsel, who may be counsel to the Company, and will not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     Full-time employees, including officers, of the Company and its subsidiaries are eligible to participate in the 1990 Plan. A member of the Committee is not eligible, while a member, to receive an option under the 1990 Plan, but may exercise any options previously granted to him. The approximate number of persons eligible to participate in the 1990 Plan on March 20, 1996 was 80.

     The date of grant of an option under the 1990 Plan will be the date on which the option is awarded by the Committee.

     The option price per share of Common Stock is the closing price of Common Stock recorded on the American Stock Exchange on the day the option is granted or the last trading day prior thereto.

     Each option expires no later than the tenth anniversary of the date of its grant and becomes exercisable in three substantially equal annual installments commencing six months after the date of grant, except that the Committee may include in any option, initially or by amendment at any time, an earlier date or event upon which an option may be exercised if the Committee deems such provision to be in the interests of the Company or necessary to realize the reasonable expectation of the optionee, but in no event may an option be exercisable sooner than six months from the date on which the option is granted. After becoming exercisable, each installment remains exercisable until expiration or termination of the option. An option may be exercised from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. Payment of the purchase price will be made in such manner as the Committee may provide in the option, which may include cash (including cash equivalents) or payroll deductions, any other manner permitted by law and determined by the Committee, or any combination of the foregoing.

     If an optionee ceases, other than by reason of death or retirement, to be employed by the Company or a subsidiary, all options granted to him and exercisable on the date of his termination of employment terminate on the earlier of such options' expiration or three months after the date his employment ends or as otherwise determined by the Committee. Any installments not exercisable on the date of such termination lapse and are thenceforth unexercisable. Whether authorized leave of absence or absence in military or governmental service may constitute employment for the purposes of the 1990 Plan is to be conclusively determined by the Committee.

     If an optionee retires, all options held by him on the date of his retirement shall become exercisable on such date and shall terminate on the earlier of the option's expiration or the first anniversary of the day of his retirement.

     If an optionee dies, his option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution, at any time prior to the earlier of the option's expiration or the first anniversary of the optionee's death. On the earlier of such dates, the option terminates.

     No option is assignable or transferable by the optionee except by will or by laws of descent and distribution, and during the lifetime of the optionee the option may be exercisable only by him. At the request of an optionee, shares of Common Stock purchased on exercise of an option may be issued in or transferred to the name of the optionee and another person jointly with the right of survivorship.

     The number and price of shares of Common Stock covered by each option, the total number of shares that may be sold under the 1990 Plan, and the maximum number of shares that may be sold, issued or transferred to an employee, will be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, any stock dividend, stock split or share combination of the Common Stock or recapitalization of the Company. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any option granted under the 1990 Plan pertains to the securities and other property to which a holder of the number of shares of Common Stock covered by the option would have been entitled to receive in connection with such event.

     The Board may discontinue the 1990 Plan at any time and may amend it from time to time. No amendment or discontinuance of the 1990 Plan may adversely affect any award previously granted without the optionee's written consent. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or other regulatory requirements.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1990 PLAN

     The following summary is intended only as a general guide as to the federal income tax consequences under current law with respect to participation in the 1990 Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of options are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

     Optionees should consult their own tax advisors prior to the exercise of any option and prior to the disposition of any shares of Common Stock acquired upon the exercise of an option.

     Options granted under the 1990 Plan may be either incentive or non-qualified stock options. Incentive stock options are those that are intended to be treated as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). Under the Code, and under Treasury Regulations specifying that an option does not have a readily ascertainable fair market value unless it meets certain conditions not met here, the grant of either an incentive stock option or a non-qualified option under the Plan is not taxed at the time of grant.

     When a non-qualified option is exercised, the excess of the fair market value of the shares received over the option price (the "option spread") is taxable as ordinary income to the option holder. Special rules may apply to the exercise of options by officers and directors.

     The holder of an incentive stock option generally will not be taxed when the option is exercised prior to termination of employment or within specified periods (generally three months) thereafter. However, the option spread will constitute an item of tax preference which may cause an option holder to be subject to the alternative minimum tax. Provided the Common Stock received upon exercise of the incentive stock option is not disposed of within one year of receipt of the shares upon exercise or two years of the date on which the option is granted, the gain on the subsequent disposition will receive long-term capital gains treatment. If the shares acquired upon the exercise of an incentive stock option are disposed of before the end of such holding periods, the option holder will recognize ordinary income in an amount equal to the lesser of (1) the option spread on the date of exercise, or (2) the excess of the amount received upon disposition of the shares over the option price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed as long-term or short-term capital gain, depending on whether the shares were held for more than one year.

     For a non-qualified option, the Company generally will be entitled to a deduction at the same time and in the same amount that the option holder recognizes ordinary income, to the extent that such income is considered reasonable compensation under the Code. For an incentive stock option, the Company generally will not be entitled to a deduction upon the exercise of the option. However, if an incentive stock option holder does not satisfy the employment or holding period requirements described above, the Company generally would be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the option holder.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The Board of Directors believes that this amendment to the 1990 Plan is in the best interests of the Company, as the availability of an adequate number of shares for issuance pursuant to the 1990 Plan is important to attracting, motivating and retaining qualified personnel essential to the continued success of the Company. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required for approval of this proposal. Shares represented at the meeting by proxy which are not voted because the stockholder has elected to abstain will be counted in determining the presence of a quorum but will not be counted as for the amendment. Shares represented at the meeting by proxy for which the proxy cards have been left blank will be counted as for the amendment.

MANAGEMENT RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL TO
INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1990 PLAN BY 150,000.

3.   APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

     Ernst & Young LLP have been selected as independent auditors to audit the Company's financial records for the year ending December 31, 1996, and management recommends that the selection be approved by the stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions. Ernst & Young LLP have audited the Company's financial statements since 1962, and management considers Ernst & Young LLP to be well qualified. Should the holders of a majority of the shares represented at the Annual Meeting in person or by proxy not approve the selection of Ernst & Young LLP, the Company will interpret that vote as an instruction to seek other auditors. Shares represented at the meeting by proxy which are not voted because the stockholder has elected to abstain will be counted in determining the presence of a quorum but will not be counted as for the selection. Shares represented at the meeting by proxy for which the proxy cards have been left blank will be counted as for the selection.

MANAGEMENT RECOMMENDS A VOTE FOR THE APPROVAL OF THE SELECTION OF
ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY

4.   OTHER MATTERS

     Proxies will be voted on such other business as may properly come before the Annual Meeting, although as of the date of this proxy statement the only matters which management intends to present or knows that others will present at the meeting or any adjournment thereof are the matters listed in the accompanying notice of meeting. As to other business, if any, which may properly come before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

     The entire cost of soliciting proxies will be borne by the Company. It is intended to solicit proxies only by mail. To the extent necessary in order to insure sufficient representation, officers and regular employees of the Company may request the return of proxies in person, or by telegram or telephone.

STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

     Any stockholder proposal intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received at the offices of the

Company, 3 Corporate Drive, Danbury, Connecticut 06810-4130, on or before 5:00 p.m. on December 11, 1996 whether or not the proposal is to be included in the Company's proxy materials relating to the meeting. Any stockholder proposal for nomination of a person for election to the Board of Directors at the 1997 Annual Meeting must be so received on or before 5:00 p.m. on January 9, 1997. Timely receipt of a stockholder proposal satisfies only one of the various requirements for inclusion of such a proposal in the Company's proxy materials.

                               By Order of the Board of Directors
                                                  Harold F. Mayer
                                                        Secretary
Dated:  April 10, 1996

                           EXHIBIT A

                    COGNITRONICS CORPORATION
               1990 STOCK OPTION PLAN, AS AMENDED

1.   PURPOSE

          This incentive stock option plan (the "Plan") is intended to provide incentives to executives and other key employees of Cognitronics Corporation (the "Company") and its Subsidiaries by providing them with opportunities for stock ownership under the Plan. "Subsidiary" means any corporation in which the Company or another Subsidiary or both owns 50% or more of the combined voting power of all classes of stock. This plan is a successor plan to the Cognitronics Corporation 1980 Stock Option Plan, as amended.

2.   ADMINISTRATION

          The Plan shall be administered by a committee of not less than three directors of the Company (the "Committee") selected by, and serving at the pleasure of, its Board of Directors (the "Board"). A director may not serve on the Committee unless he is "disinterested" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, (or any successor rule thereto).

          The Committee shall have authority, subject to the terms of the Plan, to determine the persons eligible for options and those to whom options shall be granted, the number of shares to be covered by each option, the time or times at which options shall be granted, and the terms and provisions of the instruments by which options shall be evidenced, and to interpret the Plan and make all determinations necessary or advisable for its administration. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Board reserves to itself the right to exercise any authority granted to the Committee hereunder.

3.   ELIGIBILITY

          Full-time employees, including officers, of the Company or any Subsidiary or both, shall be eligible to participate in the Plan. A member of the Committee shall not be eligible, while a member, to receive an option under the Plan, but may exercise any options previously granted to him.

4.   STOCK

          The stock as to which options may be granted shall be the Company's common stock, par value $.20 per share ("Common Stock"). When options are exercised the Company may either issue unissued Common Stock or transfer issued Common Stock held in its treasury. The total number of shares of Common Stock which may be sold to employees under the Plan pursuant to options shall not exceed 600,000 shares. If an option expires, or is otherwise terminated prior to its exercise, the Common Stock covered by such option immediately prior to such expiration or other termination shall continue to be available under the Plan.

5.   GRANTING OF OPTIONS

          The "Date of Grant" of an option under the Plan shall be the date on which the option is awarded by the Committee. The grant of any option to any employee shall neither entitle such employee to, nor disqualify him from, participation in any other grant of options.

6.   TERMS AND CONDITIONS

          Options shall be evidenced by instruments in form approved by the Committee. Such instruments shall conform to the following terms and conditions:

          (a) Option price. The option price per share of Common Stock shall be the Fair Market Value of the optioned shares on the Date of Grant. "Fair Market Value" shall be the closing price of the Common Stock recorded on the American Stock Exchange on the Date of Grant or the last trading day prior thereto.

          (b) Term and exercise of options. Each option shall expire no later than the tenth anniversary of its Date of Grant and shall become exercisable in three substantially equal annual installments commencing on the date six months after the Date of Grant, provided, however, that the Committee may include in any option instrument, initially or by amendment at any time, a provision making any installment or installments exercisable at such earlier date, or upon the occurrence of such earlier event, as may be specified by such provision, if the Committee deems such provision to be in the interests of the Company or necessary to realize the reasonable expectation of the optionee, but in no event shall any option be exercisable sooner than six months from the date on which such option is granted, except when the retirement or death of the optionee occurs within such six-month period. After becoming exercisable, each installment shall remain exercisable until expiration or termination of the option. An option may be exercised from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. Payment of the purchase price will be made in such manner as the Committee may provide in the option, which may include cash (including cash equivalents), payroll deductions, any other manner permitted by law as determined by the Committee or any combination of the foregoing.

          (c) Termination of employment. If an optionee ceases, other than by reason of death or retirement, to be employed by the Company or Subsidiary, all options granted to him and exercisable on the date of his termination of employment shall terminate on the earlier of such options' expiration or three months after the day his employment ends or as otherwise determined by the Committee. Any installment not exercisable on the date of such termination shall lapse and be thenceforth unexercisable. Whether authorized leave of absence or absence in military or governmental service may constitute employment for the purposes of the Plan shall be conclusively determined by the Committee.

          (d) Retirement of optionee. If an optionee retires, all options held by him on the date of his retirement shall become exercisable on the date of his retirement and shall terminate on the earlier of such option's expiration or the first anniversary of the day of his retirement.

          (e) Death of optionee. If an optionee dies, his option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution, at any time prior to the earlier of such option's expiration or the first anniversary of the optionee's death. On the earlier of such dates, the option shall terminate.

          (f) Assignability. No option shall be assignable or transferable by the optionee except by will or by laws of descent and distribution, and during the lifetime of the optionee the option shall be exercisable only by him. At the request of an optionee, shares of Common Stock purchased on exercise of an option may be issued or transferred in the name of the optionee and another person jointly with the right of survivorship.

          (g) Other provisions. Instruments evidencing options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that an optionee represent to the Company in writing, when an option is granted, or when he receives shares on its exercise, that he is accepting such option, or receiving such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only. All certificates representing shares issued under the Plan may bear a legend deemed appropriate by the Committee to confirm an exemption from the registration requirements of the Securities Act of 1933.

7.   CAPITAL ADJUSTMENTS

          The number and price of shares of Common Stock covered by each option, the total number of shares that may be sold under the Plan, and the maximum number of shares that may be sold, issued or transferred to an employee, shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, any stock dividend, stock split or share combination of the Common Stock or recapitalization of the Company. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any option granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the option would have been entitled to receive in connection with such event.

8.   INCENTIVE STOCK OPTIONS

          The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, are exercisable for the first time by an individual in any calendar year (under the Plan or any other plan of the Company or any of its parent or subsidiary corporations (as such terms are defined in Section 424(e) and (f), respectively, of the Internal Revenue Code) pursuant to which such incentive stock options may be granted) shall not exceed $100,000.

9.   Term; Amendment of Plan

          The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the employee's written consent. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or other regulatory requirements.

10.  Effective Date

          The Plan is in accordance with a Resolution of Stockholders duly approved at an Annual Meeting held on June 21, 1990 and became effective on June 21, 1990; it was further amended by a Resolution of Stockholders and by the Board on July 12, 1994.

11.  New York State Law

          The Terms of the Plan shall be governed by the laws of the State of New York.

COGNITRONICS CORPORATION
PROXY
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints B.J. Kelley, T.P. Murphy and D.H. Shepard as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side all the shares of Common Stock of Cognitronics Corporation held of record by the undersigned on April 2, 1996 at the Annual Meeting of Stockholders to be held at the offices of the Company at 3 Corporate Drive, Danbury, Connecticut, on May 9, 1996 at 10:00 a.m., and any adjournment thereof.

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION
IS MADE, THIS PROXY WILL VOTED FOR PROPOSALS 1, 2 AND 3.

COGNITRONICS CORPORATION
P.O. BOX 11257
NEW YORK, NY 10203-0257

(Continued and to be signed on reverse side)

1. ELECTION OF DIRECTORS

   FOR all nominees listed below ___

   WITHHOLD AUTHORITY to vote for all nominees listed below ___

   EXCEPTIONS ___

Nominees: E.S. Davis, B.J. Kelley, J. Meehan, W.A. Merritt, T.P.
Murphy, D.H. Shepard and R.A. Strutt

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT
NOMINEE'S NAME ABOVE.)

2. TO APPROVE A PROPOSAL TO AMEND THE COMPANY'S 1990 STOCK
   OPTION PLAN to increase the number of shares reserved for issuance thereunder by 150,000.

   FOR ___      AGAINST ___      ABSTAIN ___

3. TO APPROVE THE SELECTION OF ERNST & YOUNG LLP as independent auditors of the company.

   FOR ___      AGAINST ___      ABSTAIN ___

4. In their discretion, the Proxies are authorized to vote such other business as may properly come before the meeting, including any adjournment thereof.


Change of Address and or Comments Mark Here ___


Please sign exactly as name appears at left. When shares are held by joint tenants, each should sign. When signing as attorney, or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _________________________________, 1996

______________________________________________
Signature

______________________________________________
Signature if held jointly

Votes must be indicated (X) in Black or Blue ink.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.